                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /
Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/X/  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  FURON COMPANY
                (Name of Registrant as Specified in Its Charter)

                                  FURON COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

[FURON LETTERHEAD]

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 7, 1994

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 7, 1994, at 11:00 a.m., local time, for the following purposes:

     1. To elect three directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the attached Proxy Statement.

     2.  To approve the Furon Company 1994 Employees' Stock Purchase Plan.

     3. To ratify the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending January 28, 1995.

     4. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 18, 1994 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                                FURON COMPANY

                                              Donald D. Bradley
                                             General Counsel and
                                                  Secretary

May 5, 1994
Laguna Niguel, California

                                 FURON COMPANY

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 1994

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 7, 1994, at 11:00 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about May 5, 1994.

                              GENERAL INFORMATION
PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, P.O. Box 6299, Laguna Niguel, California 92677, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by personal interviews, telephone and telegraph. The Company has retained Beacon Hill Partners, Inc., for a fee of $3,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials to beneficial owners of Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in this regard.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 18, 1994, the record date with respect to this solicitation, the Company had outstanding 8,664,822 shares of Common Stock. Only holders of Common Stock of record at the close of business on April 18, 1994 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the three offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 18, 1994 (except as otherwise indicated) concerning the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock,
(ii) the Company's four executive officers and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive power.

                                                                  SHARES BENEFICIALLY
                                                                         OWNED
                          NAME AND ADDRESS                      -----------------------
                         OF BENEFICIAL OWNER                     NUMBER         PERCENT
        -----------------------------------------------------   ---------       -------
        PRINCIPAL SHAREHOLDERS:
        Peter Churm..........................................     723,759(1)       8.1%
          c/o Furon Company
          29982 Ivy Glenn Drive
          Laguna Niguel, California 92677
        RCM Capital Management...............................     858,000(2)       9.9
          Four Embarcadero Center
          Suite 2900
          San Francisco, California 94111
        State of Wisconsin...................................     682,500(2)       7.9
          Investment Board
          121 East Wilson
          Madison, Wisconsin 53702
        EXECUTIVE OFFICERS:
        J. Michael Hagan.....................................     235,669(3)       2.7
        Terrence A. Noonan...................................      72,553(3)         *
        Larry K. Hanson......................................      86,828(4)         *
        Monty A. Houdeshell..................................      63,050(4)         *
        GROUP:
        Directors and Executive Officers
          as a Group (12 persons)............................   1,209,384(4)      13.0

- - ---------------

 *  Less than one percent.

(1) Includes 417,186 shares held of record by Mr. Churm as Trustee of the Churm Community Property Trust, 282,061 shares subject to stock options which are exercisable within 60 days of April 18, 1994 and were granted under the Company's 1982 Stock Incentive Plan, and 384 shares held for Mr. Churm's account at March 31, 1994 under the Company's Employee Stock Ownership Plan.

(2) Based upon information provided by RCM Capital Management (a registered investment adviser) and the State of Wisconsin Investment Board (an independent agency of the State of Wisconsin). RCM Capital Management has no voting power with respect to 76,000 of the shares shown as beneficially owned by it.

(3) For information concerning Messrs. Hagan's and Noonan's beneficial ownership, see "Election of Directors."

(4) Includes for Mr. Hanson, Mr. Houdeshell and the group, respectively, 74,225 shares, 58,625 shares and 654,134 shares subject to stock options which are exercisable within 60 days of April 18, 1994 and were granted under the Company's 1982 Stock Incentive Plan; 420 shares, 448 shares and 2,234 shares held at March 31, 1994 under the Company's Employee Stock Ownership Plan; and 32 shares, 1,977 shares and 16,353 shares held at March 31, 1994 under the Company's Employees' Profit-Sharing-Retirement Plan.

                                     ITEM 1

                             ELECTION OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS

     The term of office of the Class I directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated Terrence A. Noonan, R. David Threshie and Bruce E. Ranck for election as directors at the Annual Meeting, each to serve for a three-year term expiring at the 1997 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Each nominee presently serves as a Class I director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of those nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     Set forth below is certain information as of April 18, 1994 concerning each of the nominees, the three Class II directors (Messrs. Chase, Bright and Eckhardt) whose term of office expires at the 1995 Annual Meeting of Shareholders and the three Class III directors (Messrs. Hagan, Churm and Cvengros) whose term of office expires at the 1996 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (8.1%) and Hagan (2.7%). Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                                                     SHARES
                                                               DIRECTOR           BENEFICIALLY
             NAME                         POSITION              SINCE      AGE       OWNED
- - ------------------------------  ----------------------------   --------    ---    ------------
NOMINEES:
Terrence A. Noonan              Director and President           1991      56         72,553
R. David Threshie*              Director                         1990      62          5,000
Bruce E. Ranck                  Director                         1994      45          2,500
CONTINUING DIRECTORS:
J. Michael Hagan                Chairman of the Board            1980      54        235,669
Peter Churm                     Chairman Emeritus                1963      68        723,759
Cochrane Chase**                Director                         1979      62          7,050
H. David Bright**               Director                         1982      59            750
William D. Cvengros*            Director                         1987      45            750
William E. Eckhardt**           Director                         1989      61          6,000

- - ---------------

 * Member of Audit Committee

** Member of Compensation Committee

NOMINEES

     TERRENCE A. NOONAN was elected President of the Company in June 1991, having previously served as an Executive Vice President from 1989 to June 1991 and as a Vice President from May 1987, when he joined the Company, to 1989. Prior to joining the Company, he served as a Group General Manager of Eaton Corporation, a diversified manufacturing company. Included in the shares of Common Stock beneficially owned by Mr. Noonan are 3,744 shares held of record by Mr. Noonan and his wife with shared voting and investment power, 61,875 shares subject to stock options which are exercisable within 60 days of April 18, 1994 and were granted under the Company's 1982 Stock Incentive Plan, 461 shares held for Mr. Noonan's account at March 31, 1994 under the Company's Employee Stock Ownership Plan and 6,473 shares held for his account at March 31, 1994 under the Company's Employees' Profit-Sharing-Retirement Plan.

     R. DAVID THRESHIE has served since 1979 as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications, Inc., an integrated communications company. The 5,000 shares of Common Stock beneficially owned by Mr. Threshie are held of record by Mr. Threshie as Trustee of the Threshie Family Trust, Part A.

     BRUCE E. RANCK has served as President and Chief Operating Officer of Browning-Ferris Industries, Inc., a waste services provider ("BFI"), since November 1991 and as a director of BFI since March 1990. He was BFI's Executive Vice President (Solid Waste Operations -- North America) from October 1989 to November 1991, having previously served as a Regional Vice President for more than five years. Mr. Ranck also serves as a director of Junior Achievement of Southeast Texas, Inc.

CONTINUING DIRECTORS

     J. MICHAEL HAGAN was elected Chairman of the Board of the Company in June 1991, having previously served as President from 1980 to June 1991 and as a Vice President from 1975 to 1980. Included in the shares of Common Stock beneficially owned by Mr. Hagan are 177,348 shares subject to stock options which are exercisable within 60 days of April 18, 1994 and were granted under the Company's 1982 Stock Incentive Plan, 521 shares held for Mr. Hagan's account at March 31, 1994 under the Company's Employee Stock Ownership Plan and 7,871 shares held for his account at March 31, 1994 under the Company's Employees' Profit-Sharing-Retirement Plan. Mr. Hagan also is a director of PDA Engineering.

     PETER CHURM has rendered management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in June 1991, having previously served as Chairman of the Board of the Company from 1980 to June 1991 and as President from 1963 to 1980. The shares of Common Stock beneficially owned by Mr. Churm include 417,186 shares held of record by Mr. Churm as Trustee of the Churm Community Property Trust, 282,061 shares subject to stock options which are exercisable within 60 days of April 18, 1994 and were granted under the Company's 1982 Stock Incentive Plan, and 384 shares held for Mr. Churm's account at March 31, 1994 under the Company's Employee Stock Ownership Plan. Mr. Churm also is a director of Carl Karcher Enterprises.

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm. The shares of Common Stock beneficially owned by Mr. Chase are held of record by Mr. Chase and his wife as Trustees of the Cochrane and Janis Chase Trust, with shared voting and investment power.

     H. DAVID BRIGHT currently is retired. Prior to his retirement in 1989, he served as Chairman of the Board of National Education Corporation, a training and educational publishing company, from 1988 to 1989, and as President and Chief Executive Officer from 1981 through 1988. Mr. Bright is a member of the Board of Trustees of Marquette University.

     WILLIAM D. CVENGROS has served as the Vice Chairman and Chief Investment Officer of Pacific Mutual Life Insurance Company, a life insurance and investment company, since 1990. He joined the firm in 1972, was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986.

     WILLIAM E. ECKHARDT currently is retired. During the period from 1978 until his retirement in 1989, Mr. Eckhardt served as a director and President and Chief Operating Officer of Bundy Corporation, a manufacturer of specialty metal and plastic products. Included in the shares of Common Stock beneficially owned by Mr. Eckhardt are 2,600 shares held of record by Mr. Eckhardt as Trustee of the William E. Eckhardt Trust, with sole voting and investment power; 1,400 shares held of record by Mr. Eckhardt and his wife as Trustees of the William E. Eckhardt Pension Plan, with shared voting and investment power; and 2,000 shares held of record by Mr. Eckhardt as Trustee of the William E. Eckhardt SelecTrust, with shared voting and investment power.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended January 29, 1994, the Board of Directors met four times. Each nominee attended 100% and each of the other directors, other than Jay W. DeDapper, attended more than 85% of all meetings of the Board and the committees on which the director served. Mr. DeDapper, who is retiring as a director at the Annual Meeting, was absent from one Board meeting and one Audit Committee meeting (which were held the same day) due to illness. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Cvengros (Chairman), DeDapper and Threshie, held three meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of Messrs. Eckhardt (Chairman), Bright and Chase, held four meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $14,000 per year, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended. A Committee Chairman is paid an additional $2,600 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next Annual Shareholders Meeting in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units" which are converted to shares of the Company's Common Stock upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. The number of restricted shares or stock units which an eligible director receives is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the Annual Shareholders Meeting, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's

Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" described below under "Executive Compensation -- Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse.

     Peter Churm, the Chairman Emeritus of the Board, has provided management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm will be paid $120,000 for those services during the current fiscal year and received $150,000 last fiscal year. Mr. Churm also is reimbursed for business related expenses incurred in the performance of those services. As part of this arrangement, the Company provides general medical insurance coverage for Mr. Churm and his wife at a cost of approximately $600 per month and reimburses them for any uninsured out-of-pocket medical expenses (which totaled $7,200 during the last fiscal year). This consulting arrangement is subject to the annual review of the Compensation Committee and approval by the Board of Directors. During the last fiscal year, the Company also reimbursed Mr. Churm $9,900 to pay for certain personal tax consulting services.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of non-employee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value. To that end, at the beginning of fiscal 1993 the Committee replaced the Company's former short-term and long-term compensation plans with an Economic Value Added incentive compensation plan (the "EVA Plan") which rewards continuous improvement in Economic Value Added ("EVA"). According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(TM) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible to the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officer's total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

     - BASE SALARY: Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Producer Durables indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint of the salary range for the position and level of responsibilities. The Company's philosophy generally is to provide a base salary that is at or above the midpoint of the applicable salary range.

     - INCENTIVE COMPENSATION: The incentive compensation opportunity under the EVA Plan contains short-term and long-term components that are determined by the achievement of continuous improvement in EVA in relation to predetermined criteria that were subjectively established by the Committee for the first and second plan years, consistent with the advice of the Consultants, and thereafter are self-adjusting. Economic Value Added and the EVA Plan are discussed in more detail below.

     - STOCK OPTIONS: Executive officers are eligible to receive annual grants of stock options, which since fiscal 1988 have been granted as nonqualified stock options. The awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards are granted at the fair market value of the Company's Common Stock at the date of grant. Stock options generally vest in equal installments over a four-year period and have a ten-year term. Award levels are based on a subjective evaluation of competitive practices of companies reflected in the salary survey referred to above and included in a separate analysis completed by Towers Perrin, as well as past granting practices, Company performance and the individual executive's performance. Recently, this has resulted in awards approximating the 50th percentile of the analysis.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of (i) equity capital based upon a 30-year

U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, and operating performance are all evaluated in terms of EVA.

     3. EVA targets are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be 50% of the difference between the previous year's target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan range from 5% to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) with their full payout contingent upon continued successful performance. Negative performance can eliminate these contingent amounts and create a negative bank balance which will be offset against any future bank payments.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     Mike Hagan, the Chief Executive Officer of the Company, received a base salary of $345,000 in fiscal 1993. As a result of the market analysis of competitive compensation practices completed by Towers Perrin, the Committee's independent evaluation of Mr. Hagan's performance during fiscal 1994 and his tenure as Chairman, the Committee increased Mr. Hagan's base salary to $360,000 for fiscal 1994, which approximates the midpoint of the market survey data.

     For fiscal 1994, Mr. Hagan was paid a current bonus of $288,000 under the EVA Plan for achieving target EVA improvement of 40% and, since the Company's actual EVA improvement was 48%, an additional $87,552 was banked forward. In addition, he received a long-term bonus of $171,843 that was distributed out of his EVA bank pursuant to the terms of the EVA Plan.

     Mr. Hagan was awarded 35,000 shares of nonqualified stock options during fiscal 1994 at an exercise price of $18.00 per share, which was the price of the Company's stock on the date of the grant. The options vest over four years and have a term of ten years. The award was at the 50th percentile of Towers Perrin's analysis of competitive practices.

                                          William E. Eckhardt (Chairman)
                                          H. David Bright
                                          Cochrane Chase

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for the fiscal year ended January 29, 1994 and the two prior fiscal years to the Company's four executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                          -----------------------------------
                                                                                   AWARDS
                                            ANNUAL COMPENSATION           ------------------------
                                     ----------------------------------                 SECURITIES   PAYOUTS
                                                              OTHER       RESTRICTED    UNDERLYING   --------
                                                              ANNUAL         STOCK       OPTIONS/      LTIP      ALL OTHER
       NAME AND                       SALARY     BONUS     COMPENSATION    AWARD(S)        SARS      PAYOUTS    COMPENSATION
  PRINCIPAL POSITION     YEAR(A)      ($)(C)     ($)(C)       ($)(D)        ($)(E)         (#)         ($)         ($)(F)
- - -----------------------  -------     --------   --------   ------------   -----------   ----------   --------   ------------
J. Michael Hagan           1994      $360,000   $288,000     $  4,183         $ 0         35,000     $171,843     $  6,190
  Chairman of the          1993      $345,000   $414,000     $  3,312         $ 0         35,000     $      0     $  6,599
  Board & CEO              1992(B)   $300,333   $      0     $  2,532         $ 0         21,000     $      0     $  5,751
Terrence A. Noonan         1994      $280,000   $196,000     $ 68,209         $ 0         21,000     $108,958     $  6,337
  President & Chief        1993      $250,000   $262,500     $  2,644         $ 0         21,000     $      0     $107,656
  Operating Officer        1992(B)   $196,667   $      0     $    994         $ 0          9,000     $      0     $ 17,996
Larry K. Hanson            1994      $198,600   $ 99,300     $  6,217         $ 0          7,000     $ 59,460     $  6,094
  Executive Vice           1993      $191,000   $143,250     $  1,731         $ 0          8,000     $      0     $  5,399
  President                1992      $174,000   $      0     $  1,510         $ 0          7,000     $      0     $  5,702
Monty A. Houdeshell        1994      $205,000   $123,000     $ 54,344         $ 0         12,000     $ 72,846     $  6,093
  Vice President &         1993      $195,000   $175,500     $ 57,848         $ 0         12,000     $      0     $  5,655
  Chief Financial          1992      $176,000   $      0     $ 70,387         $ 0          9,000     $      0     $  5,225
  Officer

- - ---------------

(A) Fiscal year ended on or about January 31.

(B) Messrs. Hagan and Noonan were named to their current positions in June 1991.

(C) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election.

(D) The amounts shown in this column for Messrs. Hagan and Hanson represent tax reimbursements. The amounts shown for Mr. Noonan represent tax reimbursements in fiscal 1992 and

    1993 and, for fiscal 1994, include the estimated value ($48,223) of a relocation loan made to him in July 1992 in addition to tax reimbursements of $1,854. The amounts shown for Mr. Houdeshell consist of (i) tax reimbursements ($8,470, $6,723 and $7,414 in fiscal 1992, 1993, and 1994, respectively) and (ii) the estimated value of a relocation loan made to him in June 1988 ($35,370, $28,789, and $22,389 for fiscal 1992, 1993, and 1994, respectively). Mr. Noonan's fiscal 1994 amount and all of Mr. Houdeshell's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to all of the other executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No other information is presented concerning the value of the personal benefits provided to the executive officers during any of the fiscal years presented because, except as noted above, such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

(E) There are no outstanding grants of restricted stock to any of the named executive officers.

(F) The amounts shown in this column for Messrs. Hagan, Hanson and Houdeshell for all three fiscal years, and for Mr. Noonan for fiscal 1994, represent Company contributions to defined contribution plans. The amounts shown for Mr. Noonan for fiscal 1992 and 1993 consist of those contributions ($6,205 in fiscal 1992 and $6,876 in fiscal 1993) and certain amounts paid or reimbursed in connection with his relocation from Ohio to California ($11,791 in fiscal 1992 and $100,780 in fiscal 1993).

STOCK OPTIONS

     The following tables set forth information in respect of the four executive officers concerning stock option grants and exercises during fiscal 1994 and unexercised options held as of the end of that fiscal year.

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                    INDIVIDUAL GRANTS
- - ------------------------------------------------------------------------------------------
                                                        % OF                                  GRANT DATE
                                       NUMBER OF       TOTAL                                     VALUE
                                       SECURITIES     OPTIONS                                 -----------
                                       UNDERLYING    GRANTED TO    EXERCISE                      GRANT
                                        OPTIONS      EMPLOYEES      OR BASE                      DATE
                                        GRANTED      IN FISCAL       PRICE      EXPIRATION      PRESENT
                NAME                     (#)(B)       YEAR(C)      ($/SH)(D)       DATE       VALUE($)(E)
- - ------------------------------------   ----------    ----------    ---------    ----------    -----------
J. Michael Hagan....................     35,000         46.7        $ 18.00      3/24/2003     $ 314,650
Terrence A. Noonan..................     21,000         28.0        $ 18.00      3/24/2003     $ 188,790
Larry K. Hanson.....................      7,000          9.3        $ 18.00      3/24/2003     $  62,930
Monty A. Houdeshell.................     12,000         16.0        $ 18.00      3/24/2003     $ 107,880

- - ---------------

(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's stock incentive plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) The Compensation Committee's policy has been to grant stock options only to executive officers, while awarding shares of restricted stock to certain other key employees.

(D) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(E) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 1.8%, which is the average yield of the Company's Common Stock for the 36 months prior to the grant date; (ii) expected stock price volatility of .398, which is the volatility for the total shareholder return of the Company's Common Stock for that period; and (iii) risk-free rate of return of 7%, which is equal to the average yield on a blend of long and intermediate term U.S. Government bonds for the twelve-month period prior to the grant date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION VALUES (A)

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                          SHARES                   OPTIONS AT FISCAL YEAR      THE-MONEY OPTIONS AT FISCAL
                        ACQUIRED ON    VALUE               END(#)                    YEAR END($)(C)
                         EXERCISE     REALIZED   ---------------------------   ---------------------------
         NAME             (#)(B)       ($)(C)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ----------------------  -----------   --------   -----------   -------------   -----------   -------------
J. Michael Hagan......     14,880     $160,580     159,948         80,000       $ 885,287      $ 186,750
Terrence A. Noonan....         --           --      45,375         45,000       $ 188,781      $ 101,250
Larry K. Hanson.......     10,524     $ 91,681      65,225         20,000       $ 350,239      $  53,250
Monty A. Houdeshell...         --           --      45,625         30,250       $ 190,563      $  75,375

- - ---------------

(A) No information is presented concerning SARs because none have been granted by the Company.
(B) The options covering these shares were granted to Mr. Hagan in March 1983 and to Mr. Hanson in March 1983 (4,224 shares) and March 1984 (6,300 shares). The per share exercise prices were $7.0833 for the March 1983 options and $8.6667 for the March 1984 options, representing the then fair market values of the underlying Common Stock.
(C) Calculated based upon the market value of the underlying Common Stock at the exercise date (from $15.25 to $17.875 per share) or fiscal year end ($16.50 per share), as the case may be, minus the exercise price.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA performance. There is no limitation on the total incentive compensation that a participant may earn for a fiscal year under the EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year; any balance is deferred. The deferred amount is accrued by the Company and banked forward in an EVA incentive compensation bank ("Bank") maintained for the participant for a possible future payment by the Company. No interest is earned on the deferred amount and the participant has no vested right to receive the deferred amount. Rather, the distribution and unconditional vesting of the Bank are subject to future positive EVA performance.

     At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank equal to one-third of (i) the participant's beginning Bank balance for the fiscal year less (ii) any reductions to the Bank resulting from negative EVA performance for the fiscal year. Negative Bank balances are carried forward to be offset by any future additions to the Bank.

     The amounts of contingent incentive compensation awarded to the four executive officers for fiscal 1994 that were banked forward and accrued by the Company, their "LTIP Payouts" from the Bank that also are shown in the Summary Compensation Table and their current Bank balances, are as follows:

                                 EVA PLAN BANK

                                                 FISCAL YEAR ENDED JANUARY 29, 1994
                                           -----------------------------------------------
                                           BEGINNING       LTIP       AMOUNTS      ENDING
                    NAME                    BALANCE      PAYOUTS      BANKED      BALANCE
    -------------------------------------  ---------     --------     -------     --------
    J. Michael Hagan.....................  $ 515,529     $171,843     $87,552     $431,238
    Terrence A. Noonan...................    326,875      108,958      59,584      277,501
    Larry K. Hanson......................    178,380       59,460      30,187      149,107
    Monty A. Houdeshell..................    218,539       72,846      37,392      183,085

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                     3-YEAR AVERAGE                 -----------------------------------
                      REMUNERATION*                    5           10        15 OR MORE
        -----------------------------------------   -------     --------     ----------
          $125,000...............................   $20,813     $ 41,625      $  62,500
           150,000...............................    24,975       49,950         75,000
           175,000...............................    29,138       58,275         87,500
           200,000...............................    33,300       66,600        100,000
           225,000...............................    37,463       74,925        112,500
           250,000...............................    41,625       83,250        125,000
           300,000...............................    49,950       99,900        150,000
           400,000...............................    66,600      133,200        200,000
           450,000...............................    74,925      149,850        225,000
           500,000...............................    83,250      166,500        250,000
           550,000...............................    91,575      183,150        275,000

- - ---------------

* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year compensation reported in the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan, Larry K. Hanson and Monty A. Houdeshell was $531,785, $345,070, $309,259 and $267,930, respectively.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service. The years of credited service through January 29, 1994 for Messrs. Hagan, Noonan, Hanson and Houdeshell are 26, 20, 23 and 6 years, respectively.

     Peter Churm, the former Chairman of the Board of the Company, retired at age 66 on February 1, 1992 with 33 years of credited service under the plan. Mr. Churm's annual benefit payable under the plan is approximately $278,200.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Producer Durables. This comparison assumes in each case that $100 was invested on January 31, 1989 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

                                                                 Russell 2000:
      Measurement Period            Furon                          Producer
    (Fiscal Year Covered)          Company      Russell 2000     Durables MM
1989                                  100             100             100
1990                                   91             102              95
1991                                   91              98              92
1992                                  106             141             117
1993                                  121             160             115
1994                                  134             190             134

CHANGE IN CONTROL AGREEMENTS

     Each executive officer has a change in control agreement with the Company that will remain in effect until the first anniversary date of the agreement which is two and one-half years after the date that notice of termination is given by either party. The agreements provide for the payments described below if the executive officer's employment is terminated within six months before or within two years following certain "events." The amounts are not payable, however, if the termination of employment was due to retirement at or after age 65, death or disability, by the Company for cause, or by the executive officer without good reason.

     The "events" that trigger payments under the change in control agreements include (1) approval by the shareholders of (a) the dissolution or liquidation of the Company, (b) certain mergers, consolidations or reorganizations of the Company or (c) certain sales or transfers of substantially all of the Company's business or assets, and (2) a "change in control," which is deemed to include
(a) the acquisition of 20% or 30% of the outstanding voting securities of the Company by certain persons (other than the executive officer acting individually or as part of a group or any employee benefit or stock plan of the Company) and
(b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the average annual amount awarded to the executive officer under the Company's incentive compensation plan over the preceding three years, plus
(2) two times the sum of (a) the executive officer's highest annual base salary within the two years prior to termination of employment, and (b) the average annual amount awarded under the Company's incentive compensation plan over the preceding three years. In addition, an executive officer who is eligible for the above cash payments is entitled to continued participation in the Company's life, health, accident and disability insurance plans for up to two years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the executive officer is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no loan to such executive officer under the Company's Employee Relocation Assistance Plan will be accelerated. Payments to an executive officer under the change in control agreement will be limited so that certain excise taxes specified in the Internal Revenue Code will not be payable.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on January 29, 1994, the aggregate estimated cash payments to J. Michael Hagan, Terrence A. Noonan, Larry K. Hanson and Monty A. Houdeshell would be $1,422,000, $1,019,000, $640,000 and $709,000, respectively.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 Stock Incentive Plan and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of any of the "events" described above under "Change in Control Agreements." If an "event" occurs, then
(1) all outstanding stock options, restricted stock and other awards under the 1982 Stock Incentive Plan become immediately vested, (2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum, with such benefits to be determined based upon the greater of the employee's actual years of service (up to 15 years) or 10 years of service and (3) the Bank balance under the Economic Value Added (EVA) Incentive Compensation Plan is immediately payable.

RELOCATION ARRANGEMENTS

     In June 1988, the Company loaned Monty A. Houdeshell $325,000 for 12 years pursuant to the Company's Employee Relocation Assistance Plan. The loan is secured by a second trust deed on his residence and is non-interest bearing for the first six years, after which it bears interest (payable annually) at the same annual rate as is then charged from time to time under the third party note secured by the first trust deed on the residence.

     In July 1992, the Company loaned Terrence A. Noonan approximately $700,000 to enable him to purchase his current residence from the Company in connection with his relocation from Novelty, Ohio to Orange County, California to assume the position of President of the Company. The balance of the $1,400,000 purchase price (which was the same price the Company paid) was made with a $325,000 cash payment by Mr. Noonan and the assumption of an existing $375,000 bank loan secured by the property. The Company's loan to Mr. Noonan is for 12 years, secured by a second trust deed on the property, non-interest bearing for six years and interest bearing thereafter at a rate based on the appreciation rate of the property, with principal and interest due at maturity. In March 1994, Mr. Noonan refinanced the bank loan on the property, increasing the amount thereof to $600,000, and the Company's second trust deed loan was subordinated to the new bank loan.

                                     ITEM 2

         APPROVAL OF FURON COMPANY 1994 EMPLOYEES' STOCK PURCHASE PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Furon Company 1994 Employees' Stock Purchase Plan (the "Plan"). Under the Plan, 200,000 shares of the Company's Common Stock would be available for purchase by eligible employees electing to participate, subject to certain adjustments. The employees would be entitled annually to purchase Common Stock of the Company, by means of payroll deductions, at a 15% discount from the market price of the Company's Common Stock. The Board of Directors believes that the Plan would provide an additional incentive to employees to achieve business goals that would increase stock values and to remain in the employment of the Company.

SUMMARY DESCRIPTION OF THE PLAN

     The following summary of the material provisions of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

     Operation of the Plan. Prior to November 1 of each year (the "Grant Date"), Eligible Employees (as defined below) will be given the opportunity to participate in the Plan. Participating Eligible Employees ("Participants") will designate a certain amount of their after-tax compensation to be set aside over the next twelve months (a "Plan Year") to purchase the Company's Common Stock. At the end of the Plan Year on October 31 (the "Exercise Date"), the total amount set aside by each Participant will be used to purchase Common Stock. The purchase price of each share of Common Stock will be 85% of the last price for a share of Common Stock on the Grant Date or the Exercise Date, whichever is lower, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Reporting System. The Company will generally issue to the Participants stock certificates representing the shares purchased under the Plan shortly after the end of the Plan Year. If the Plan is approved by shareholders of the Company, the first Plan Year will commence on November 1, 1994.

     Eligibility. Only Eligible Employees will be eligible to participate in the Plan. The Plan defines an "Eligible Employee" as an employee of the Company or any of its subsidiaries which have been designated as "Participating Subsidiaries" who has completed 12 months of continuous service with the Company or the subsidiary as of November 1 of the Plan Year and who is customarily employed for more than 20 hours per week. The term "Eligible Employee" does not include any employee who, after giving effect to his or her participation in the Plan, owns or would own stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a subsidiary. As of April 25, 1994, there were approximately 1,785 Eligible Employees. The executive officers of the Company are Eligible Employees.

     Limitations on Amount of Shares Purchased. The fair market value of stock (valued as of November 1 of a Plan Year) purchased by any Participant may not exceed $25,000 in any calendar year. In addition, the maximum amount that an employee may elect to set aside under the Plan in each Plan Year is 10% of his or her Eligible Compensation (as defined in the Plan). Furthermore, the maximum number of shares of Common Stock which may be purchased by an Eligible Employee in any Plan Year may not exceed 5,000 shares.

     Term of the Plan. The Plan shall be effective from November 1, 1994 through the earlier of October 31, 2004 or the date that all of the shares subject to the Plan have been purchased.

     Withdrawal from the Plan. The Plan provides that a Participant may withdraw from the Plan at anytime during the Plan Year. In addition, in the event that a Participant ceases to be an Eligible Employee, he or she will be deemed to have withdrawn from the Plan. In either case, a Participant shall receive a refund of the balance credited to his or her account for that Plan Year without interest. A Participant who withdraws or who is deemed to withdraw from the Plan will generally be able to participate as of the first day of the next Plan Year provided he or she is then an Eligible Employee.

     Termination of Employment. The Plan does not restrict the Company's or a subsidiary's right to terminate the employment of Participants. If a Participant's employment terminates by reason other than retirement (as described below), the Participant will be deemed to have withdrawn from the Plan and he or she (or, in the event of the Participant's death, his or her beneficiary) shall be refunded the balance of the funds credited to the Participant's account for that Plan Year without interest. In the event that the Participant's employment terminates by reason of retirement within three months before the last day of the Plan Year, the Participant may elect to either (i) purchase Common Stock under the Plan using the funds in the Participant's account as of the date of retirement, or (ii) receive a refund of the balance of the Participant's account. Termination of employment has no effect on shares previously purchased under the Plan.

     Amendment or Termination of the Plan. The Board of Directors may amend, modify or terminate the Plan at any time without notice, provided that the existing rights of Participants are not adversely affected thereby. However, the prior approval of shareholders is required for any amendment that would (i) increase the number of shares subject to the Plan (except for adjustments to reflect changes in the Company's capitalization), (ii) change the method for determining the purchase price, (iii) change the classes of employees to be included in the Plan, or (iv) require shareholder approval under any applicable provision of the law including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     Administration. The Plan will be administered by an Administrative Committee consisting of three employees appointed by the Board of Directors. The Administrative Committee will have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan that are consistent with applicable tax and securities laws.

     Federal Income Tax Consequences. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, no taxable income is recognized by a Participant either as of the first day of the Plan Year (the "Grant Date") or as of the last day of the Plan Year when the shares are purchased (the "Exercise Date"). Depending upon the length of time the acquired shares are held by the Participant, the federal income tax consequences will vary. If the shares are held for a period of two years or more from the Grant Date and for at least one year from the Exercise Date (the "Required Period"), and are sold at a price in excess of the purchase price paid by the Participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the Participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the Grant Date exceeded the purchase price, or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Period and are sold at a price less than the purchase price paid by the Participant for the shares, the loss on the sale will be treated as a long-term capital loss to the Participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Period that are subsequently sold by the Participant, whether at a gain or loss.

     If a Participant disposes of shares within the Required Period, the Participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the Participant for the shares and the fair market value of the shares on the Exercise Date, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a Participant disposes of shares within the Required Period at a price in excess of the purchase price paid by the Participant for the shares, the Participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if such shares are disposed of during the Required Period at a price less than the fair market value of the shares on the Exercise Date, the Participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a Participant who sells shares within the Required Period.

     The foregoing tax summary is based upon federal income tax laws in effect as of April 25, 1994.

     The benefits that would be received by or allocated to executive officers of the Company participating in the Plan and to other Eligible Employees cannot be determined at this time because an Eligible Employee's participation in the Plan and the amount of funds set aside to purchase shares under the Plan (subject to the limitations discussed above) are entirely within the discretion of the Participant. The last price of the Company's Common Stock on April 25, 1994, furnished by the NASD through the NASDAQ National Reporting System was $16.00 per share.

     The approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of the Plan unless shareholders specify otherwise in their proxies.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN.

                                     ITEM 3

                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young to serve as the Company's independent auditors for the fiscal year ending January 28, 1995, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young has served as the Company's independent auditors since its formation in 1989 upon the merger of Arthur Young & Company and Ernst & Whinney, two major independent public accounting firms. Arthur Young & Company previously served as the Company's independent auditors since 1973. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Company's 1995 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address set forth under "General Information -- Proxy" on or before January 5, 1995, if they are to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

OTHER BUSINESS

     The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     The Company's Annual Report for the fiscal year ended January 29, 1994, which includes financial statements for the year, is enclosed.

                                          By Order of the Board of Directors

                                                FURON COMPANY

                                              Donald D. Bradley
                                             General Counsel and
                                                  Secretary
May 5, 1994
Laguna Niguel, California

                                   EXHIBIT A

                                 FURON COMPANY
                      1994 EMPLOYEES' STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT OF THE PLAN.

     This plan shall be known as the Furon Company 1994 Employees' Stock Purchase Plan (the "Plan"). The purpose of the Plan is to furnish to Eligible Employees (as defined in subparagraph 2(a)) an incentive to advance the best interests of Furon Company (the "Company") by providing a method whereby they voluntarily may purchase stock of the Company at a favorable price and upon favorable terms. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the term "Subsidiary" means any corporation in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

SECTION 2. ELIGIBILITY.

     (a) Eligible Employees. All employees of the Company or of any Subsidiary which has been designated in writing by the Committee as a "Participating Subsidiary" (including any Subsidiaries which have become such after the date the Plan is approved by shareholders) shall be "Eligible Employees" who may participate in the Plan, except that any employee who has not as of the Grant Date (as defined in subparagraph 4(a)) completed at least twelve months of continuous full-time employment with the Company or a Subsidiary or whose customary employment is for less than twenty (20) hours per week shall not be an Eligible Employee.

     (b) Limitations on participation. Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any right to purchase stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) in excess of five percent (5%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, or (ii) it causes such person to have purchase rights under the Plan which accrue at a rate which exceeds $25,000 of fair market value of stock of the Company or any Subsidiary (determined at the time the right to purchase stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase stock accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the five percent (5%) limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply.

SECTION 3. STOCK SUBJECT TO THE PLAN; SHARE LIMITATIONS.

     The total number of shares to be made available under this Plan is two hundred thousand (200,000) authorized and unissued or treasury shares of Common Stock, without par value, of the Company ("Stock"), subject to adjustments pursuant to Section 10. The aggregate number of shares an Eligible Employee may purchase under the Plan during each Option Period shall not exceed 5,000 shares, subject to adjustments pursuant to Section 10. In the event that all of the Stock made available under the Plan is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section 12.

SECTION 4. GRANT OF OPTIONS.

     (a) Grant Date; Option Period; Exercise Date. The Plan shall be in effect from November 1, 1994 through and including October 31, 2004, unless it is sooner terminated in accordance with

Section 12. During the term of the Plan, the Company will offer options to purchase the Company's Stock to all Eligible Employees. Each option shall become effective each November 1 (the "Grant Date"). The term of each option is twelve months (the "Option Period") ending on October 31 (the "Exercise Date").

     (b) Election to participate; payroll deduction authorization. As of each Grant Date, an option under the Plan shall be deemed to have been granted to each Eligible Employee who has delivered to the Company a payroll deduction authorization within the time and in the form and manner described in this subparagraph. Each Eligible Employee who elects to participate in the Plan for a particular Option Period shall deliver to the Company, prior to the October 15 preceding the Grant Date for such Option Period, a written payroll deduction authorization in a form prepared by the Company whereby the Eligible Employee designates a stated amount of whole dollars to be deducted from his or her Eligible Compensation (as defined in subparagraph 4(c)) on each pay day. The minimum payroll deduction shall be no less than 1% of the Eligible Employee's Eligible Compensation during the Option Period and the maximum deduction shall be no more than 10% of such Eligible Employee's Eligible Compensation during the Option Period. The Company will maintain on its books or cause to be maintained by a recordkeeper an account (the "Account") in the name of each participant. At the close of each pay period, the amount deducted from the participant's Eligible Compensation will be credited to the participant's Account. An Eligible Employee's election to participate made pursuant to this Section 4(b) shall only be effective for the Option Period to which such election relates.

     (c) Eligible Compensation. The term "Eligible Compensation" includes the following: regular earnings, overtime pay, sick pay, shift differential, shift premium, vacation pay, incentive compensation, and bonuses. Eligible Compensation also includes any amounts contributed to a plan qualifying under Sections 401(k), 125 and 129 of the Code as salary reduction contributions. Any other form of compensation is excluded from Eligible Compensation, including but not limited to the following: prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement, and forms of imputed income.

SECTION 5. EXERCISE OF OPTIONS.

     (a) Option exercise. Each participant will be deemed to have exercised his or her option on each Exercise Date, subject to the provisions of Sections 6 and 7 of the Plan. Each participant who is deemed to have exercised his or her option shall be entitled to receive that number of whole shares of Stock determined by dividing the balance of the participant's Account as of the Exercise Date by the Option Price (as defined in subparagraph 5(b)). Any balance remaining in the participant's Account after payment of the Option Price for whole shares shall be refunded to the participant. In the event the number of shares of Stock subscribed for in any Option Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the participants in proportion to their Account balances.

     (b) Option Price. The "Option Price" for each share of Stock shall be the lesser of (i) eighty five percent (85%) of the fair market value of such share on the Grant Date or (ii) eighty five percent (85%) of the fair market value of such share on the Exercise Date. The fair market value of a share shall be the last price for such share as furnished by the National Association of Securities Dealers, Inc. through the NASDAQ National Reporting System. In the event the Stock is not traded on the date as of which fair market value is to be determined, the date used to determine value shall be the next preceding date on which the Stock is traded.

     (c) Delivery of share certificates. As soon as practicable following the Exercise Date, the Company will deliver a certificate issued in the participant's name with respect to which the option was exercised and for which the Option Price has been paid. Notwithstanding the preceding sentence, with respect to a participant who is subject to Section 16(a) of the Securities Exchange

Act of 1934, as amended (a "Section 16 Person"), the Company will not deliver a certificate issued in such participant's name until the day after the date which is six months after the Exercise Date, and such participant cannot transfer record or beneficial ownership of the shares to be issued pursuant to such certificate within such six month period. The Company will deliver certificates to the participant; however, in the event the Company makes available an alternate arrangement for delivery to a recordkeeping service, the Committee in its discretion may either require or permit the participant to elect that such certificate be delivered to such recordkeeping service. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to the participant the amount of the balance in his or her Account.

SECTION 6. WITHDRAWAL FROM THE PLAN.

     (a) Withdrawal during an Option Period. Each participant may withdraw from the Plan at any time during an Option Period. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the balance in his or her Account and thereupon such participant's payroll deduction authorization, interest in the Plan, and interest in his or her option under the Plan shall terminate.

     (b) Withdrawal resulting from loss of eligibility. If a participant ceases to be an Eligible Employee because he or she no longer satisfies the requirements for eligibility stated in Section 2 or any additional requirements imposed by applicable local law, the participant shall be deemed to have withdrawn from the Plan as of the date when he or she ceased to be an Eligible Employee. The Company shall promptly refund to the participant the amount of the balance of his or her Account, and the participant's payroll deduction authorization, interest in the Plan, and interest in his or her option under the Plan shall terminate.

     (c) Participation following withdrawal. A participant who elects to withdraw from the Plan in a manner described in subparagraph (a) may participate in the Plan as of the next following Option Period provided he or she is an Eligible Employee on such date. If a participant is deemed to have withdrawn from the Plan by his or her loss of eligibility to participate as stated in subparagraph (b), such participant shall again be eligible to participate as of the Grant Date which coincides with or follows the date he or she again becomes an Eligible Employee. Notwithstanding the preceding sentences, in the event that a Section 16 Person withdraws in accordance with subparagraph (a) or is deemed to have withdrawn in accordance with subparagraph (b), such Section 16 Person shall not be eligible to participate in the Plan until the Grant Date which is at least six months after the date of his or her withdrawal.

SECTION 7. TERMINATION OF EMPLOYMENT.

     (a) Termination of employment other than by retirement or death. If the employment of a participant terminates during the Option Period other than by retirement or death, the participant shall be deemed to have withdrawn from the Plan on the day following the effective date of his or her termination of employment. The Company shall promptly refund to the participant the amount of the balance in his or her Account, and thereupon the participant's interest in the Plan and the interest in his or her outstanding option under the Plan shall terminate.

     (b) Termination by retirement. If a participant retires on or after the date that is three months before the Exercise Date, such participant may elect in writing before his or her retirement to either (i) exercise his or her outstanding option, in which event the Company shall retain the balance in such participant's Account during the then current Option Period and then apply the balance in such Account under the Plan to purchase at the Option Price whole shares of the Company's

Stock on the next following Exercise Date and refund the excess, if any, or (ii) request payment of the balance in such Account, in which event the Company promptly shall make payment, and thereupon the participant's interest in the Plan and in his or her outstanding option under the Plan shall terminate.

     If a participant retires prior to the date that is three months before the Exercise Date, the Company promptly shall refund the amount in the participant's Account, and thereupon the participant's interest in the Plan and in his or her outstanding option under the Plan shall terminate.

     (c) Termination by death. If the employment of a participant is terminated by death, the Company promptly shall pay the balance of the participant's Account under the Plan to the person whom the participant has named beneficiary to receive the benefits of the Company's basic group life insurance plan, or to the participant's estate if he or she has not named any such beneficiary, and thereupon the participant's interest in the Plan and in his or her option under the Plan shall terminate.

SECTION 8. NONTRANSFERABILITY.

     Except for transfers by will or under the laws of the descent and distribution, or unless otherwise provided by law (and in the case of a Section 16 Person, consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended), neither the payroll deductions credited to an Eligible Employee's Account nor an Eligible Employee's rights to purchase Stock under this Plan may be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, and any such action taken by the Eligible Employee, or any claim asserted by another party in respect of such right or interest, shall be void. During the Eligible Employee's lifetime, an option granted under this Plan may be exercised only by the Eligible Employee.

SECTION 9. EMPLOYEE'S RIGHTS.

     Nothing in this Plan shall prevent the Company or any Subsidiary from terminating any employee's employment. No employee shall have any rights as a shareholder until a certificate for shares has been issued in the participant's name following exercise of his or her option.

SECTION 10. ADJUSTMENT OF AND CHANGES IN THE STOCK.

     In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share is entitled, as the case may be, or the number or kind of securities which may be sold under the Plan and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board of Directors may deem equitable to prevent substantial dilution or enlargement of rights granted to, or available for, Eligible Employees.

SECTION 11. USE OF FUNDS; NO INTEREST PAID.

     All funds received or held by the Company under the Plan will be included in the general funds of the Company and may be used for any corporate purpose. No interest will be paid to any participant or credited to his or her Account under the Plan.

SECTION 12. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Stock no such amendment shall be made which (i) increases the total number of shares subject to the Plan, (ii) changes the formula by which the price at which the shares shall be sold is determined, (iii) changes the class of employees eligible to participate in the Plan, or (iv) requires stockholder approval under any applicable provision of law including Rule 16b-3. Notwithstanding anything else contained herein, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in the Plan and such designations shall not constitute an amendment to the Plan requiring shareholder approval in accordance with Treasury Regulation Section 1.423-2(c)(4).

SECTION 13. ADMINISTRATION.

     The Plan shall be administered by a Committee appointed by the Board of Directors consisting of three employees of the Company. No members of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Committee may from time to time adopt rules and regulations for carrying out the Plan. The Committee shall have full power and discretion to construe and interpret the Plan, which construction or interpretation shall be final and conclusive on all persons.

            [ ]

1.  ELECTION OF DIRECTORS   [X]  FOR all nominess listed below               [X]  WITHHOLD AUTHORITY to vote
                                 (except as marked to the contrary below)         for all nominees listed below

                      Class I:  Terrence A. Noonan, R. David Threshie and Bruce E. Ranck

    (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ___________________________________________________________________________________________________________________________

2.  Proposal for approval of the Furon Company 1994 Employees'    3.  Proposal for ratification of the appointment of
    Stock Purchase Plan.                                              Ernst & Young as the Company's independent auditors
                                                                      for the fiscal year ending January 28, 1995.

    FOR  [X]      AGAINST  [X]      ABSTAIN  [X]                      FOR  [X]      AGAINST  [X]      ABSTAIN  [X]

4.  In accordance with the discretion of the proxy holders, to act upon such other matter
    as may property come before the meeting and at any adjournment thereof.                           Address Change
                                                                                                      and/or Comments    [X]

                                                                          PROXY DEPARTMENT
                                                                          NEW YORK, N.Y. 10203-0987


                                                                                       Dated _____________________________, 1994

                                                                                       _________________________________________
                                                                                                       Signature

                                                                                       Votes must be indicated
    Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.       (x) In Black or Blue Ink.    [X]




                       CONFIDENTIAL VOTING INSTRUCTIONS

         TO: Fidelity Management Trust Company, as Trustee under the Furon Company Employees' Profit-Sharing-Retirement Plan

        Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan. Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 7, 1994, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

        THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)

            [ ]

1.  ELECTION OF DIRECTORS   [X]  FOR all nominess listed below               [X]  WITHHOLD AUTHORITY to vote
                                 (except as marked to the contrary below)         for all nominees listed below

                      Class I:  Terrence A. Noonan, R. David Threshie and Bruce E. Ranck

    (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ___________________________________________________________________________________________________________________________

2.  Proposal for approval of the Furon Company 1994 Employees'    3.  Proposal for ratification of the appointment of
    Stock Purchase Plan.                                              Ernst & Young as the Company's independent auditors
                                                                      for the fiscal year ending January 28, 1995.

    FOR  [X]      AGAINST  [X]      ABSTAIN  [X]                      FOR  [X]      AGAINST  [X]      ABSTAIN  [X]

                                                                                                      Address Change
                                                                                                      and/or Comments    [X]

                                                                          PROXY DEPARTMENT
                                                                          NEW YORK, N.Y. 10203-0987


                                                                                       Dated _____________________________, 1994

                                                                                       _________________________________________
                                                                                                       Signature

                                                                                       Votes must be indicated
    Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.       (x) In Black or Blue Ink.    [X]




                       CONFIDENTIAL VOTING INSTRUCTIONS

        TO:  Society National Bank, Trustee ("Trustee") under the
             Employee Stock Ownership Plan ("Plan") of Furon Company ("Company")

        The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 18, 1994, the record date for the Company's Annual Meeting of Shareholders to be held on June 7, 1994 ("Annual Meeting"), which shares are shown on the reverse side hereof, as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

        PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED ON THE ENCLOSED ENVELOPE BY THE CLOSE OF BUSINESS ON JUNE 3, 1994 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)

            [ ]

1.  ELECTION OF DIRECTORS   [X]  FOR all nominess listed below               [X]  WITHHOLD AUTHORITY to vote
                                 (except as marked to the contrary below)         for all nominees listed below

                      Class I:  Terrence A. Noonan, R. David Threshie and Bruce E. Ranck

    (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ___________________________________________________________________________________________________________________________

2.  Proposal for approval of the Furon Company 1994 Employees'    3.  Proposal for ratification of the appointment of
    Stock Purchase Plan.                                              Ernst & Young as the Company's independent auditors
                                                                      for the fiscal year ending January 28, 1995.

    FOR  [X]      AGAINST  [X]      ABSTAIN  [X]                      FOR  [X]      AGAINST  [X]      ABSTAIN  [X]

4.  In accordance with the discretion of the proxy holders, to act upon such other matters
    as may properly come before the meeting and at any adjournment thereof.                           Address Change
                                                                                                      and/or Comments    [X]

    Please check box [X] if you plan to attend the Annual Meeting.           PROXY DEPARTMENT
                                                                             NEW YORK, N.Y. 10203-0987


                                                                                     Dated ______________________________, 1994

                                                                                     __________________________________________
                                                                                      Signature or Signatures of Shareholders
                                                                                     (Your signature should conform to your name
                                                                                     as printed hereon, Co-owners should all sign.)

                                                                                       Votes must be indicated
    Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.       (x) In Black or Blue Ink.    [X]




                                 FURON COMPANY

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 18, 1994, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Tuesday, June 7, 1994, at 11:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)

                              [FURON LETTERHEAD]


May 5, 1994

                       Re: Voting Cards for 1994 Annual
                           Meeting of Shareholders

Dear Plan Participant:

        Enclosed are Furon Company's proxy solicitation materials for the 1994 Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with this year's Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed -- a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed -- one light yellow and one buff. And so on.)

        The possible categories and related voting cards are as follows:

                 Category                             Voting Card
                ----------                      ------------------------
        1.  Record Holder of Furon              Proxy              White
            Common stock as of
            April 18, 1994

        2.  Participant in the Furon            Confidential       Light
            Company Employees'                  Voting             Yellow
            Profit-Sharing-Retirement           Instructions
            Plan (401(k) Plan) with
            All or a Portion
            of Your Accounted Invested
            in Furon Common Stock
            as of April 18, 1994

        3.  Participant in the Furon            Confidential       Buff
            Company Employee Stock              Voting
            Ownership Plan (ESOP) as of         Instructions
            April 18, 1994


        In order to assure that all of the shares which you are entitled to vote or direct the vote as of April 18, 1994 (the record date for the Annual Meeting) are voted at the meeting, please complete, sign and date EACH CARD enclosed in accordance with the instructions printed thereon, and promptly return ALL OF THE CARDS in the enclosed envelope to The Bank of New York, who will tabulate the votes on a confidential basis.


                                    Sincerely,


                                    /s/  DONALD D. BRADLEY
                                    -------------------------------
                                         Donald D. Bradley
                                         General Counsel
                                         and Secretary